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                                   Exhibit 23 (j)

                            Independent Auditors Consent

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                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
CNI Charter Money Market Fund:

We consent to the references to our firm under the heading "Independent Auditors" in the Statement of Additional Information.

                                        /s/ KPMG LLP



Los Angeles, California
May 7, 1999


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 11, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of CNI Charter Money Market Fund (formerly Berkeley Money Market Fund), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial highlights" in the Prospectus.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 3, 1999